                                                                       EXHIBIT 5

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.
                           150 WEST JEFFERSON AVENUE
                            DETROIT, MICHIGAN 48226

                                          December 14, 1999

La-Z-Boy Incorporated
1284 North Telegraph Road
Monroe, Michigan 48161

Gentlemen:

      This opinion relates to the registration statement on Form S-4 being filed today (the "Registration Statement") by La-Z-Boy Incorporated, a Michigan corporation ("La-Z-Boy"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 10,323,861 shares of common stock, $1.00 par value ("Common Stock"). The Common Stock is to be issued pursuant to an Agreement and Plan of Merger dated as of September 28, 1999 (the "Plan of Merger") among LADD Furniture, Inc., a North Carolina corporation ("LADD"), La-Z-Boy, and LZB Acquisition Corp., a Michigan corporation and a wholly owned subsidiary of La-Z-Boy ("LZB Acquisition"). As your counsel, we have examined such certificates, instruments, and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and on the basis of such examination and review, we advise you that, in our opinion:

      1. The Common Stock has been validly authorized.

      2. When the Registration Statement has become effective and the Common Stock has been issued upon conversion of the outstanding LADD common stock in connection with the consummation of the merger of LZB Acquisition with and into LADD in accordance with the terms of the Plan of Merger, the Common Stock will be legally issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                          Miller, Canfield, Paddock and Stone,
                                          P.L.C.